                                                           EXHIBIT NO. EX-99.d.7

                                 GAM FUNDS, INC.

                                 October 9, 2002
GAMCO Investors, Inc.
One Corporate Center
Rye, New York 10580-1435

                          Investment Advisory Agreement
                          -----------------------------

Dear Sirs:

     The undersigned,  GAM Funds, Inc., a Maryland  corporation (the "Fund"), is
an  open-end  diversified  series  investment  company,   registered  under  the
Investment  Company Act of 1940,  as amended (the "1940 Act").  This letter (the
"Agreement")  confirms  your  engagement  as  co-investment  adviser  to the GAM
American Focus  Long/Short Fund series of the Fund's shares ("GAM American Focus
Long/Short Fund") on the terms and subject to the conditions set forth below:

SECTION 1.        Investment Management Services
                  ------------------------------

A.       General
         -------

     You shall, in cooperation with GAM  International  Management  Limited (the
"Co-Adviser"),  conduct and  maintain a  continuous  review of the  portfolio of securities and investments held by GAM American Focus Long/Short Fund. You shall also,  subject to any written  instructions from the Co-Adviser,  and subject to the following  paragraph,  make all decisions  regarding  purchases and sales of securities and other investments on behalf of GAM American Focus Long/Short Fund
(such portfolio review and decision making, the "Advisory Services").

     In performing the Advisory Services,  you shall be guided by the investment objectives,  policies and  restrictions of GAM American Focus Long/Short Fund as set forth in the Prospectus and the Statement of Additional Information filed by the Fund with the  Securities and Exchange  Commission,  as amended from time to time (the "Disclosure Documents"), and in accordance with such other policies or limitations  adopted by the Board of Directors of the Fund and the provisions of the 1940 Act and the rules promulgated  thereunder.  We agree to supply you with all such  relevant  documents  and to notify you of any relevant  changes in the
investment   objectives,   policies  and  restrictions  of  GAM  American  Focus
Long/Short Fund.

     In acting under this Agreement,  you shall be an independent contractor and shall not be an agent of the Fund. You shall not have any responsibility for any other matter relating to the operation of the Fund,  including,  but not limited
to,   preparation   of  disclosure   documents,   compliance   with   regulatory
requirements, accounting and servicing of shareholder accounts.

B.       Selection and Recommendations of Brokers
         ----------------------------------------

     Subject  to any  written  instruction  from the  Co-Adviser,  you  shall be responsible  for the selection of members of securities  exchanges,  brokers and dealers for the execution of the portfolio  transactions  of GAM American  Focus
Long/Short  Fund, and, when  applicable,  negotiating  commissions in connection therewith.  All such  selections  shall be made in  accordance  with the  Fund's policies  and  restrictions  regarding  brokerage  allocation  set  forth in the
Disclosure Documents.

     You  may,  in  making  such   brokerage   selections   and  in  negotiating
commissions,  take into account any services or facilities provided by a broker.
You are  authorized to select or recommend a member of a securities  exchange or any other securities  broker or dealer which charges an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange,  broker or dealer would have charged for  effecting  that transaction  if you  determine in good faith that such amount of  commission  is reasonable in relation to the value of the  brokerage and research  services (as such  services are defined in Section  28(e) of the  Securities  Exchange Act of
1934,  as amended (the "1934 Act"))  provided by such member,  broker or dealer,
viewed  in  terms  of  either  that  particular   transaction  or  your  overall
responsibility  with respect to the accounts as to which you exercise investment discretion (as that term is defined in Section 3(a)(35) of the 1934 Act).

C.       Reports and Summaries
         ---------------------

     You  shall  maintain  a  continuous  record  of  all  the  investments  and securities  which comprise the portfolio of GAM American Focus  Long/Short Fund, and shall  furnish to the Fund or its designee  such  summaries of the portfolio
GAM American Focus Long/Short Fund and such other reports, evaluations, analyses and  opinions,  including  statistical  reports,  relating  to your  services as investment  adviser hereunder as the Fund may reasonably  request at any time or from time to time or as you may deem helpful to the Fund. All such records shall be the property of the Fund,  provided  however,  that nothing in this Agreement shall prevent you from retaining any documents to the extent required by law.

SECTION 2.        Expenses
                  --------

     You shall  assume  and pay all of your own costs  and  expenses,  including those for furnishing such office space,  office equipment,  office personnel and office  services as you may require in the performance of your duties under this
Agreement.

     The Fund  shall  bear all  expenses  of the  organization,  operations  and business of GAM American Focus  Long/Short Fund not expressly  assumed or agreed to be paid by you under this Agreement. In particular,  but without limiting the
generality  of  the  foregoing,   the  Fund  shall  pay  all  interest,   taxes,
governmental  charges or duties,  fees,  brokerage and commissions of every kind arising hereunder or in connection  herewith,  expenses of issue,  repurchase or
redemption  of  GAM  American  Focus   Long/Short   Fund  shares,   expenses  of
registering,  qualifying  and pricing the GAM  American  Focus  Long/Short  Fund shares  for  sale,  insurance,  association  membership  dues,  all  charges  of custodians  (including  fees as  custodian  and for  keeping  books,  performing portfolio valuations and rendering other services to the Fund), transfer agents, registrars,  dividend disbursing agents, independent auditors and legal counsel, expenses  of  preparing,  printing  and  distributing  all  prospectuses,  proxy material,  reports and notices to stockholders,  all distribution expenses under the plans  adopted in  accordance  with Rule 12b-1 under the 1940 Act,  fees and out-of-pocket expenses of directors, all overhead expenses of GAM American Focus
Long/Short Fund's operations,  including office space, office equipment,  office personnel  and office  services  and all other costs  incident to the  corporate existence of GAM American Focus Long/Short Fund.

SECTION 3.        Use of Services of Others
                  -------------------------

     You may (at your expense  except as set forth in Section 2 hereof)  employ, retain or  otherwise  avail  yourself  of the  services or  facilities  of other persons or organizations  for the purpose of providing you or GAM American Focus
Long/Short  Fund with such  statistical  or  factual  information,  such  advice regarding  economic  factors  and  trends or such other  information,  advice or assistance  as you  may  deem  necessary,  appropriate  or  convenient  for  the discharge of your  obligations  hereunder  or otherwise  helpful to GAM American
Focus Long/Short Fund.

SECTION 4.        Management Fees
                  ---------------

     In  consideration  of  your  services   hereunder  to  GAM  American  Focus
Long/Short  Fund,  you shall,  subject to Section  4(d)  below,  be  entitled to two-thirds (2/3) multiplied by a management fee comprised of two components:

     (a)  The  first  component  is a monthly  base fee  ("Base  Fee")  equal to one-twelfth  of 1.50% of the average  daily net assets of GAM American
          Focus Long/Short Fund during the month.

     (b)  The  second  component  is  a  performance  adjustment   ("Performance
          Adjustment")   that  either  increases  or  decreases  the  Base  Fee,
          depending  on how GAM American  Focus  Long/Short  Fund has  performed relative to the Standard & Poor's Composite Stock Price 500 Index (the
          "Index").  The maximum  performance  adjustment  upward or downward is
          0.5% annually.

          No  Performance  Adjustment  shall  be due if the  performance  of GAM
          American Focus  Long/Short Fund during the performance  period is less than  3.0%  better or 3.0%  worse  than the  performance  of the Index during the performance period. (For example, if the performance of the
          Index is +5.0% and the  performance of GAM American  Focus  Long/Short
          Fund is better than +2.0% but worse than +8.0%, then there shall be no
          Performance  Adjustment.)  During  the  twelve  months  from  the date hereof, the management fee will equal the Base Fee with no Performance
          Adjustment.

               The  Performance  Adjustment is 0.125% for each whole  percentage point that GAM American Focus Long/Short Fund's investment performance for the performance  period is more than 2.0% better or worse than the record  of the  Index as then  constituted.  The  maximum  Performance
          Adjustment is 0.50%. (For example,  if the performance of the Index is
          +5.0%  and  the  performance  of the  Portfolio  is  +8.0%,  then  the
          Performance Adjustment is +0.125%; and the sum of the Base Fee and the
          Performance  Adjustment is 1.625%.  If the performance of the Index is
          +5.0%  and  the  performance  of the  Portfolio  is  +9.5%,  then  the
          Performance  Adjustment is +0.25%; and the sum of the Base Fee and the
          Performance Adjustment is 1.75%)

          The  performance  period will commence on the date of this  Agreement.
          During the first twelve months of the performance  period,  there will be no Performance  Adjustment.  Starting with the thirteenth  month of the performance  period, the Performance  Adjustment will take effect.
          Each subsequent  performance  period will consist of the current month plus the previous eleven months.

          GAM American Focus Long/Short  Fund's  investment  performance for the performance  period  shall be the  cumulative  monthly  asset-weighted investment  performance of all classes of shares of GAM American Focus
          Long/Short  Fund  over  the  performance  period.  The  asset-weighted investment  performance  for GAM American Focus  Long/Short Fund for a
          given  month  will  be  calculated  by   multiplying   the  investment
          performance  of each  class for the month by its  average  net  assets
          (determined  as of the close of business on each  business  day of the month),  adding  the  results  together  and  dividing  the sum by the aggregate net assets of all classes of GAM American  Focus  Long/Short
          Fund for that month.  Any class that does not complete a full month of operations in a given month will be excluded from the  calculation  of
          GAM American Focus Long/Short Fund's  investment  performance for that month,  and its assets will be excluded  from the aggregate net assets of GAM American  Focus  Long/Short  Fund in  determining  GAM American
          Focus Long/Short Fund's investment performance for that month.

          In  computing  the  investment   performance  of  GAM  American  Focus
          Long/Short Fund and the investment record of the Index,  distributions of realized  capital gains, the value of capital gains taxes per share paid or payable on  undistributed  realized  long-term  capital  gains accumulated  to the end of  such  period  and  dividends  paid  out of investment  income on the part of GAM American Focus  Long/Short Fund, and all cash  distributions  of the securities  included in the Index, will be treated as  reinvested  in  accordance  with Rule 205-1 or any other applicable  rules under the Investment  Advisers Act of 1940, as the same from time to time may be amended.

          One twelfth of the annual  Performance  Adjustment  will be applied to the average of the net assets of GAM American  Focus  Long/Short  Fund determined as of the close of business on each business day throughout the month and the performance period.

     (c)  In case of termination of this Agreement during any month, the fee for that month shall be reduced proportionately on the basis of the number of business days during which it is in effect for that month. The Base
          Fee  will be  computed  on the  basis  of and  applied  to net  assets averaged over that month ending on the last business day on which this
          Agreement is in effect. The amount of the Performance  Adjustment will be computed on the basis of and  applied to net assets  averaged  over the  12-month  period  ending on the last  business  day on which this
          Agreement is in effect  provided  that if this  Agreement  has been in effect less than 12 months,  the computation will be made on the basis of the period of time during which it has been in effect.

     (d)  In the event the total  management  fee for any monthly period is less than 1.2%  annually,  the  entitlement to you will be the remainder of the calculated fee which is entitled to GAM  International  Management
          Limited pursuant to Section 4 (d) of the Investment Advisory Agreement
          dated October 9, 2002 between GAM International Management Limited and the GAM Funds, Inc.

SECTION 5.        Limitation of Liability of Investment Adviser
                  ---------------------------------------------

     You shall be liable for losses  resulting  from your own acts or  omissions caused  by your  willful  misfeasance,  bad  faith  or gross  negligence  in the performance of your duties  hereunder or your reckless  disregard of your duties under this  Agreement,  and nothing  herein  shall  protect you against any such liability to GAM American Focus Long/Short  Fund, the Fund or its  stockholders.
You shall not be liable to GAM American  Focus  Long/Short  Fund, the Fund or to
any  stockholder  thereof for any claim or loss arising out of any investment or other act or omission, in the performance of your duties under this Agreement or for any loss or  damage  resulting  from the  imposition  by any  government  of exchange control  restrictions which might affect the liquidity of the assets of
GAM American Focus  Long/Short  Fund  maintained  with  custodians or securities depositories  in foreign  countries  or from any  political  acts of any foreign governments  to which such assets might be exposed.  The Fund will indemnify you for any loss or damage,  including  reasonable  attorneys' fees, incurred by you arising  out of any action  seeking to enforce a liability  excluded  under this section.

SECTION 6.        Services to Other Clients and the Fund
                  --------------------------------------

     We understand that you may act as investment manager or in other capacities on behalf of other  investment  companies  and clients.  While  information  and recommendations you supply to GAM American Focus Long/Short Fund and investments you make on behalf of GAM American Focus  Long/Short Fund shall in your judgment be appropriate under the circumstances in light of the investment objectives and policies of GAM American Focus Long/Short Fund, it is understood and agreed that they may be  different  from the  information  and  recommendations  you or your affiliated  persons supply to other  clients.  You and your  affiliated  persons shall supply  information,  recommendations  and any other  services,  and shall allocate  investment  opportunities among GAM American Focus Long/Short Fund and any other client in an  impartial  and fair manner in order to seek good results for all clients  involved,  but you shall not be  required to give  preferential treatment to any one client,  including GAM American Focus  Long/Short  Fund, as compared with the treatment given to any other client. As used herein,  the term
"affiliated person" shall have the meaning assigned to it in the 1940 Act.

     On occasions  when you deem the purchase or sale of a security to be in the best interest of GAM American Focus  Long/Short  Fund and/or other clients,  you may, to the extent  permitted by applicable law,  aggregate the securities to be so sold or  purchased in order to obtain the best  execution or lower  brokerage commissions,  if any.  You may also on occasion  purchase  or sell a  particular security for one or more customers in different amounts. On either occasion, and to the extent  permitted by applicable  law and  regulations,  allocation of the securities  so  purchased  or  sold,  as well as the  expenses  incurred  in the transaction,  will be made by you in the  manner  you  consider  to be the  most equitable and consistent  with your fiduciary  obligations to GAM American Focus
Long/Short Fund and to such other clients.

SECTION 7.        Reports and Information
                  -----------------------

     The Fund shall furnish to you solely for your use such prospectuses,  proxy statements,  reports and other information  relating to the business and affairs of the Fund as you may, at any time or from time to time,  reasonably require in order to discharge your duties under this Agreement.

SECTION 8.        Term of Agreement
                  -----------------

A.       Interim Agreement
         -----------------

     This Agreement  shall be effective as an interim  agreement as described in
Rule 15a-4 under the 1940 Act commencing on the date hereof,  and shall continue in  effect  until  the  earlier  of (i) 150 days  after  the date  hereof,  (ii)
termination  of this  Agreement  for any reason by the Board of Directors of the
Fund upon notice to you, or (iii) approval of this Agreement by (1) the Board of
Directors of the Fund, including a majority of the directors of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act)
of any such person,  and (2) by vote of a majority of the outstanding  shares of
GAM American Focus Long/Short Fund.

B.       Term
         ----

     Upon  approval of this  Agreement  as provided in clause  A(iii)(2) of this
Section 8, this Agreement shall continue in effect for consecutive  terms of one year each ending on each  anniversary of the date of such  approval,  subject to approval annually by the Board of Directors of the Fund or by vote of a majority of the  outstanding  shares of GAM American Focus  Long/Short  Fund and also, in either event, by the vote, cast in person at a meeting called for the purpose of voting on such approval,  of a majority of the directors of the Fund who are not parties to this Agreement or interested  persons (as defined in the 1940 Act) of any such person.

SECTION 9.        Termination of Agreement; Assignment
                  ------------------------------------

     This  Agreement  may be  terminated  by either  party  hereto,  without the payment  of any  penalty,  upon 60 days'  prior  notice in  writing to the other party;  provided that, in the case of termination by the Fund, such action shall have been authorized by resolution of a majority of the directors of the Fund in office at the time or by vote of a  majority  of the  outstanding  shares of GAM
American Focus Long/Short Fund.

     This Agreement shall automatically terminate in the event of its assignment
(as defined in the 1940 Act).

     Termination of this Agreement for any reason shall not affect rights of the parties that have accrued prior to such termination.

SECTION 10.       Use of Name; Marketing
                  ----------------------

     You agree and acknowledge  that you shall have no right,  title or interest in or to the names "Global Asset  Management,"  "GAM," "GAM Funds, Inc." or "GAM
American  Focus  Long/Short  Fund," and you shall not use any such name,  or any derivation  thereof,  without  the prior  written  permission  of the Fund.  You further  agree  and  acknowledge  that you  shall not  undertake  any  marketing
efforts,  including,   without  limitation,  the  dissemination  of  promotional
materials or performance  information,  on behalf of or with respect to the Fund or GAM American Focus  Long/Short  Fund without the prior written  permission of the Fund. The  Co-Adviser  shall,  while this  Agreement is in effect,  have the limited right to use the names "GAMCO,"  Gabelli Asset  Management  Company" and
"Gabelli"  in  connection  with the GAM  American  Focus  Long/Short  Fund.  The
Co-Adviser  otherwise agrees and acknowledges that it shall have no right, title or interest in or to the names "GAMCO,"  "Gabelli Asset Management  Company," or
"Gabelli" and shall not use any such name, or any  derivation  thereof,  without the prior written permission of the Fund except to the extent previously granted by written agreement.

SECTION 11.       Applicable Provisions of Law
                  ----------------------------

     This  Agreement  shall be  subject  to all  applicable  provisions  of law, including, without limitation, the applicable provisions of the 1940 Act, and to the  extent  that  any  provisions  herein  contained  conflict  with  any  such applicable provisions of law, the latter shall control.

     If the above terms and conditions are acceptable to you, please so indicate by signing and returning to us the enclosed copy of this letter,  whereupon this letter shall constitute a binding contract between us. Very truly yours,

                                        GAM FUNDS, INC.

                                        By:  /s/ Kevin Blanchfield
                                            ------------------------
                                               Authorized Signature

                                        By: /s/ Joseph J. Allessie
                                            ----------------------
                                               Authorized Signature
Accepted and Agreed:
GAMCO INVESTORS, INC.

By:  /s/ Douglas R. Jamieson
    ------------------------
      Authorized Signature